UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 10, 2010

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

Salesforce.com, inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on June 10, 2010 (the “Meeting”). Of the 128,580,752 shares of common stock outstanding as of April 20, 2010, the record date, 116,768,657 shares were represented at the Meeting (in person or by proxy), constituting 90.8% of the outstanding shares entitled to vote. The following proposals were voted upon and the voting results with respect to each such matter are set forth below:

1. To elect three Class III directors, Stratton Sclavos, Lawrence Tomlinson and Shirley Young, to serve for a term of three years and until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Stratton Sclavos	105,169,377	2,890,253	8,709,027
Lawrence Tomlinson	103,313,350	4,746,280	8,709,027
Shirley Young	107,860,258	199,372	8,709,027

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011:

For	Against	Abstain	Broker Non-Votes
110,507,759	6,248,335	12,563	0

This proposal was approved by a majority of the shares represented and voting (including abstentions) with respect to this proposal, which shares voting affirmatively also constituted a majority of the required quorum.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2010	salesforce.com, inc.

/S/ David Schellhase
David Schellhase Executive Vice President, Legal